UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: June 29, 2010

(Date of earliest event reported): June 25, 2010

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA		19103-3615
(Address of principal executive offices)		(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 25, 2010, Butane Acquisition I LLC, a Delaware limited liability company (“Buyer”) and wholly-owned indirect subsidiary of Sunoco Logistics Partners L.P. (the “Partnership”) entered into a definitive Asset and Membership Interest Purchase and Sale Agreement (the “Purchase Agreement”) with Texon Distributing L.P. (“Texon”) to acquire Texon’s butane blending business for approximately $140 million plus inventory. The business includes certain intellectual property, customer contracts, butane inventories and related assets. The acquired intellectual property includes patents and associated software and other intellectual property rights relating to butane blending technology.

The Purchase Agreement contains representations and warranties, covenants, indemnifications, and closing conditions that are customary for a transaction of this type.

The transaction has received early termination of the Hart-Scott-Rodino waiting period and is expected to close in the early third quarter 2010.

This acquisition is expected to be funded with $100 million debt financing from Sunoco, Inc. under a three-year note at an interest rate of three-month LIBOR plus 275 basis points per annum, with the remainder funded under the Partnership’s revolving credit facility.

The description of the Purchase Agreement herein is qualified in its entirety by the document itself, which will be filed as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

Item 7.01	Regulation FD Disclosure.

On June 28, 2010, the Partnership issued a press release announcing the signing of the Purchase Agreement. Additional information concerning the transaction was presented to investors in a teleconference call on June 29, 2010. A copy of the press release is attached as Exhibit 99.1, a copy of the slide presentation is attached as Exhibit 99.2, and both are incorporated herein by reference.

The information in this report, being furnished pursuant to Items 7.01 and 9.01 related thereto, of Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Press release dated June 28, 2010.

99.2	Slide presentation given June 29, 2010 during investor teleconference.

Forward-Looking Statement

Statements contained in the exhibits to this report that state the Partnership’s or its management’s expectations or predictions of the future are forward-looking statements. The Partnership’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Partnership has filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS LP.

By:	Sunoco Partners LLC, its General Partner

	By:	/S/ DEBORAH M. FRETZ
Deborah M. Fretz
President and Chief Executive Officer

June 29, 2010

Philadelphia, PA

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release dated June 28, 2010.

99.2	Slide presentation given June 29, 2010 during investor teleconference.